                                                                      Exhibit 11
                           Essential Resources, Inc.

                       Computation of Per Share Earnings

WEIGHTED SHARES OUTSTANDING:
                                                                                                               Fully
SHARES OUTSTANDING January 1, 1996 to May 31, 1996    1,259,529 x 5 months = 6,297,645       Primary           Diluted
                                                                                             -------           -------
SHARES OUTSTANDING June 1, 1996 to June 30, 1996      1,140,198 x 1 month  = 1,140,198
                                                                             ---------
                                                                             7,437,843 / 6 = 1,239,640        1,239,640
                                                                                             x       2(1)     x       2(1)
                                                                                             ---------        ---------
                                                                                             2,479,280        2,479,280

EQUIVALENT SHARES:

April 1, 1996 To June 30, 1996 - AVERAGE OUTSTANDING                                           771,961(1)       771,961(1)
                                                                                             ---------        ---------
                                                                                             3,251,241(1)     3,251,241(1)
                                                                                             =========        =========

                                                                            Net Income       $ 293,196        $ 293,196
                                                                            Interest addback    36,553           36,338
                                                                                             ---------        ---------
                                                                                             $ 329,749        $ 329,534
                                                                                             =========        =========

                                                                            Per Share        $  0.1014        $  0.1013
                                                                                             =========        =========

(1) Reflects two-for-one stock split effective August 26, 1996.